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                                                                       EXHIBIT 8

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                     767 Fifth Avenue, 15th Floor, Tax Staff
                               New York, NY 10153

BRANCHES THROUGHOUT                                            EXECUTIVE OFFICES
    THE WORLD                                                       DETROIT


                             September 30, 2003

General Motors Acceptance Corporation
200 Renaissance Center
Detroit, Michigan 48265

                             Re: General Motors Acceptance Corporation
                                 $20,000,000,000 Medium-Term Notes due from Nine Months to Thirty Years from Date of Issue


Dear Sirs and Mesdames:

         I have acted as tax counsel to General Motors Acceptance Corporation (the "Company") in connection with the Registration Statement under the Securities Exchange Act of 1933 on Form S-3, filed today, to which this opinion is attached as an exhibit, and the Prospectus (the "Prospectus") for the proposed issue and sale of $20,000,000,000 of General Motors Acceptance Corporation Medium-Term Notes due Nine Months to Thirty Years from Date of Issue (the "Notes"), and, in that capacity, I have furnished certain opinions to it.

         I hereby confirm to you the opinion set forth under the heading "United States Federal Taxation" in the Prospectus. As indicated in that opinion, the discussion sets forth a general summary of certain United States Federal income tax consequences of ownership and disposition of Notes by original holders of Notes who are U.S. Holders (as defined under the heading "United States Federal Taxation" in the Prospectus) and have purchased the notes at their issue price. Holders are advised to consult their own tax advisors concerning the application of United States Federal tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. I am an attorney admitted to the Bar of the State of New York, and have expressed no opinion (herein or in the Prospectus) as to the laws of any jurisdiction other than the Federal tax laws of the United States of America, as currently in effect.

         I hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement, and to the reference to tax counsel under the heading "United States Federal Taxation" in the Prospectus.


                                            Very truly yours,

                                            /s/ Anne M. Buscaglia
                                            --------------------
                                            Anne M. Buscaglia
                                            Senior Tax Counsel